UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 25, 2005

VERTIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	No. 333-97721	No. 13-3768322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Pratt Street Baltimore, MD	21201
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code)

(410) 528-9800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 25, 2005, Vertis Receivables II, LLC, (“Vertis Receivables”) a newly-formed subsidiary of Vertis, Inc. (“Vertis” or the “Company”) entered into a $130 million, three year revolving trade receivables facility (the “Facility”) with General Electric Capital Corporation  (“GE Capital”) as Administrative Agent, Swing Line Lender and Lender.  Initial funds advanced pursuant to the Facility were used by Vertis Receivables to purchase certain accounts from Vertis and certain affiliates, and by Vertis to pay off the remaining obligations under and terminate the 2002 trade receivables facility among Vertis, Manufacturers and Traders Trust Company as trustee under the indenture, Vertis’ wholly owned subsidiary Vertis Receivables LLC and certain of Vertis’ subsidiaries.  This facility was due to expire on November 30, 2005.

The maximum availability under the Facility is $130 million, limited to a borrowing base linked to net receivables balances and collections.  Adjustments to the borrowing base may be made if the Company fails to maintain a consolidated EBITDA of at least $180 million for any rolling four fiscal quarter period.  EBITDA is defined for these purposes as earnings before interest, taxes, depreciation and amortization, adjusted to exclude certain items as specified in the agreements.  The EBITDA calculation is consistent with the EBITDA measurement defined in the Company’s $200 million, four year revolving credit agreement. The Facility is secured by substantially all of the assets of Vertis Receivables, including any receivables transferred to Vertis Receivables pursuant to a receivables sale and servicing agreement with Vertis and certain of its subsidiaries.

The Facility includes certain targets related to its receivables performance including a minimum EBITDA of $160 million.  In addition, there are covenants customary for facilities of this type including requirements related to the treatment of the transfer as a sale, credit and collection policies, deposits of collections, maintenance by each party of its separate corporate identity including maintenance of separate records, books, assets and liabilities and disclosures about the transactions in the financial statements of Vertis Holdings, Inc. and its consolidated subsidiaries. Failure to meet the targets or the covenants could lead to an acceleration of the obligations under the Facility or the sale of assets securing the Facility.

The interest rate on the Facility is the London Interbank Offered Rate plus a margin of 50 basis points.

GE Capital is also the agent and lead arranger of the Company’s $200 million, four year revolving credit agreement and is the lessor under various operating leases in favor of the Company.

On November 28, 2005, Vertis issued a press release announcing that it had entered into the Facility.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 25, 2005, Vertis and certain of its subsidiaries entered into a new $130 million revolving trade receivables facility, the material terms of which are described in Item 1.01 above.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1                           Press release, dated November 28, 2005, issued by Vertis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

Date: November 30, 2005	By:	/s/ Stephen E. Tremblay
		Name:	Stephen E. Tremblay
		Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated November 28, 2005, issued by Vertis, Inc.